Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Walter M. Pressey
President & CFO
(617) 912-1921
www.bostonprivate.com

BOSTON PRIVATE REPORTS SOLID SECOND QUARTER
RESULTS

Increase in New Business Fuels Growth

Boston, MA, July 14, 2003 – Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced results for the quarter ended June 30, 2003.  Net income for the second quarter 2003 was $0.32 per diluted share, which includes approximately $0.07 per share related to the settlement of reserves taken in the first quarter of 2003 for the enactment of a retroactive Massachusetts tax increase and a reduction of $0.01 per share for additional lease abandonment costs.  Net income, excluding both of these special items, was $0.26 per share, as compared to net income of $0.27 for the second quarter of 2002 and $.024 for the first quarter of 2003.  The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.05 per share.

For the three months ending June 30, 2003, Boston Private reported revenues of $32.5 million, an increase of 12% over the $29.0 million in second quarter of 2002.  Net income for the quarter was $7.5 million compared to $6.3 million for the same quarter a year ago.  The Company’s average balance sheet assets increased 25% to approximately $2.0 billion, compared to $1.6 billion for the second quarter of 2002.

Assets under management (AUM) as of June 30, 2003 were $8.3 billion, a 27% increase over the same 2002 period and a 21% increase over the $6.8 billion recorded at March 31, 2003.  New and existing clients added $382 million of net new assets under management during the quarter, a 6% increase.  Market appreciation for the quarter contributed $916 million in additional assets, a 13% increase.  Including the benefit of market appreciation, all of our subsidiaries recorded growth in the second quarter, led by Westfield Capital Management and RINET.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “We are encouraged by our results for the first half of 2003 and remain focused on gaining new client relationships while expanding and refining the Company’s services and product offerings.  Achieving strong organic growth and diversifying our business lines through regional diversification remain key drivers of our continued success.”

Net Interest Income Increases Despite Continued Margin Compression

Net interest income increased $1.3 million to $17.7 million from $16.4 million for the same period in 2002 on a fully taxable equivalent basis.  This was accomplished through organic growth of loans and deposits, offset in part by a decrease in the Company’s net interest margin to 3.70%, down from 4.30% a year ago and 3.77% last quarter.  Increased business volume added approximately $3.2 million of net interest income.  This more than offset the effect of margin compression which decreased net interest income approximately $1.9 million.  Fees and other income for the quarter were up 18% to $15.5 million, or 48% of total revenues, compared to the same quarter a year ago.  Investment gains were $0.4 million compared to $0.1 million in the second quarter of 2002.  Unrealized gains on investments were $4.5 million, net of taxes at June 30, 2003, compared to $4.8 million at year end 2002.

The net income adjustment of approximately $1.6 million or $0.07 per share resulted from reaching a settlement agreement with the Commonwealth of Massachusetts related to a reserve of $3.0 million or $0.13 per share, recorded in the first quarter of 2003.  This reserve was established in response to newly enacted legislation that retroactively disallows the deduction for dividends received from a real estate investment trust subsidiary

The net income reduction of $.01 per diluted share, or $226,000, net of tax, for lease abandonment costs was caused by reaching agreement with the landlord in early July 2003 to purchase the lease and terminate the Company’s lease agreement in Menlo Park, California.  This agreement will extinguish the reserve established in the first quarter of 2003.

Mr. Vaill stated “This quarter was challenging due to a decline in interest rates which compressed our net interest margin and held growth of net interest income to 4% over the first quarter of 2003 and 7% compared to the second quarter of 2002.  Our investment management fees increased 16% in the second quarter of 2003 compared to the first quarter of 2003 and 15% compared to the second quarter of 2002.  This was fueled by both net new business and improving stock market valuations.  After three challenging years in the equity markets, our investment management business results were bolstered by this year’s market upturn especially in the second quarter,”

“Boston Private’s results have shown that our strategy of business line diversification across private banking, investment management and financial planning enables us to reap the benefits of strengthening equity markets while in the midst of a low interest rate environment.” Mr. Vaill concluded.

Loan Portfolio Growth and Quality Remain Strong

Boston Private’s commercial lending portfolio achieved strong growth in the quarter.  As of June 30, 2003, commercial loans, which averaged approximately $595,000 per loan, totaled $764 million, up 28% over the second quarter of last year.  The residential mortgage loan portfolio, which averaged $513,000 per loan, totaled $575 million, up 2% over second quarter 2002.  Combined, the total loan portfolio grew 14% over last year, totaling $1.4 billion at June 30, 2003.  In addition to the residential mortgage loans recorded on the books, approximately $91 million of mortgage loans were underwritten and sold during the quarter producing fee income of $0.8 million.

Mr. Vaill said, “Our jumbo mortgage loan originations have hit record highs this year, but we have actively pursued sales of fixed rate product to reduce balance sheet risk.  Thus our portfolio growth is modest this period.”

Strategic Developments

On May 2, 2003 Boston Private announced it has signed a definitive agreement to acquire an 80% interest in Dalton, Greiner, Hartman, Maher & Co. (DGHM) of New York, NY.  DGHM, founded in 1990 and managing approximately $2.2 billion of client assets, is a value style manager specializing in small-cap equities.  The remaining 20% interest in the firm will be retained by members of the DGHM management team. This transaction is expected to be immediately accretive on a cash basis to BPFH and accretive on a GAAP basis within the first 12- month period.

Last week, Boston Private announced that it has signed a definitive agreement to acquire First State Bancorp, the holding company of First State Bank of California, a $174 million commercial bank situated in Los Angeles County.  First State Bank of California has 20 years of banking experience and provides a wide range of commercial, depository, and consumer banking services to its upscale customers.  In the merger, Boston Private will acquire 100% of First State’s common stock with an aggregate transaction value of approximately $26.6 million.

Both of these transactions are subject to several conditions, including the approval by state and federal regulators, and in the case of First State Bancorp, the approval of its shareholders.

Boston Private announced earlier in the second quarter, that its wholly-owned subsidiary, Boston Private Bank & Trust Company, entered into an informal agreement with the Massachusetts Division of Banks and the FDIC to enhance its Bank Secrecy Act controls and procedures. Achievement of these improvements is a significant consideration for regulatory approval of the above mentioned acquisitions.

Dividend Payment Continues

Concurrent with the release of the second quarter 2003 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.05 per share.  The record date for this dividend is August 1, 2003 and the payment date will be August 15, 2003.

Outlook for 2003

When asked about the Company’s outlook for the remainder of 2003, Walter M. Pressey, President and Chief Financial Officer commented, “Although net interest margin compression continues to affect the banking sector, I am pleased that the organic growth of our balance sheet was sufficient to more than off set the pressure this quarter.”

Mr. Pressey continued, “We are focused on the growth initiatives that will expand our deposit and loan business and increase our assets under management.  As market conditions improve, we believe we are well positioned to benefit from our growth strategies and over the long-term, deliver strong results for our shareholders.”

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on Monday, July 14th at 4:30 pm eastern standard time.  Interested parties may join the call by dialing 800-867-0731.  The password required is “Boston”.  The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance.  A continuous telephone replay will be available beginning Monday at 6:30 pm.  The replay telephone number is 800-388-9064.

About Boston Private Financial Holdings

Established in 1987, Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) offers a full range of high-touch wealth management services. Boston Private’s assets include six operating companies located in New England and California, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. The subsidiaries include: in New England, Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC, RINET Company LLC, and Boston Private Value Investors, Inc. and in Northern California, Sand Hill Advisors and Borel Private Bank & Trust Company. Boston Private also has a minority holding in Coldstream Holdings, Inc., the parent company of Coldstream Capital Management, Inc. based in Bellevue, Washington.  Boston Private manages approximately $8.3 billion in client assets, and has balance sheet assets of approximately $2.0 billion. It is a member of the Standard & Poor’s 600 Index and is included on the Nasdaq Financial-100 Index®.

New England Region

Boston Private Bank & Trust Company specializes in providing private banking and investment services to individuals, their families and businesses.  It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios.  It also offers commercial and residential lending services including a Second Time Homebuyer Program.  Under its Accessible Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

Westfield Capital Management specializes in separately managed domestic growth equity portfolios in all areas of the capitalization spectrum.  All members of Westfield’s Investment Committee conduct rigorous fundamental research in analyzing company growth prospects for investment.  Westfield’s clients consist of pension funds, endowments and foundations, mutual funds as well as high net worth individuals. Westfield also acts as the investment manager of several limited partnerships.

RINET Company, LLC provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families.  Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

Boston Private Value Investors, Inc. manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the Northeast. The firm is a large cap value-style investor with its headquarters in Concord, New Hampshire and an office at Ten Post Office Square in Boston, Massachusetts.

Northern California Region

Borel Private Bank & Trust Company serves the financial needs of individuals, their families and their businesses in Northern California. Borel conducts commercial and private banking, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel offers various savings plans as well as other customary banking services and facilities. Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

Sand Hill Advisors has been providing wealth management services to high net worth investors and select institutions in Northern California for 20 years. The firm manages investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. A registered investment advisor headquartered in Palo Alto, California, Sand Hill has special expertise in transitional wealth counsel.

Pacific Northwest Region

Coldstream Capital Management Inc. is a multi-client family office providing comprehensive wealth management services to high net worth individuals and their families.  Since inception in 1996, Coldstream Capital Management has helped families with considerable assets grow, enhance and safeguard their wealth by offering objective advice and comprehensive strategies tailored to match their personal and financial goals.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as, excluding other significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  These statements included, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term.  You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward -looking statements.  These factors include, among others, changes in the interest rate environment which may reduce interest margins and adversely impact net interest income, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities, competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance, the effects of national and local economic conditions, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(Unaudited)

(Dollars In Thousands, Except Per Share Data)

	June 30, 2003	June 30, 2002	% Change	December 31, 2002
FINANCIAL DATA:

Total Balance Sheet Assets	$2,023,973	$1,699,603	19.1%	$1,820,741
Stockholders’ Equity	175,778	153,479	14.5%	167,382
Boston Private Bank Tangible Capital	97,461	78,451	24.2%	86,661
Borel Private Bank Tangible Capital	39,811	33,456	19.0%	36,975
Investment Securities	390,903	269,855	44.9%	345,857
Loans held for sale	21,440	4,527	nm	30,923
Commercial Loans	764,225	595,333	28.4%	676,189
Residential Mortgage Loans	574,728	561,334	2.4%	544,166
Home Equity and Other Loans	77,708	81,572	(4.7)%	81,371
Total Loans	1,416,661	1,238,239	14.4%	1,301,726
Allowance for Loan Losses	18,488	15,732	17.5%	17,050
Nonperforming Loans	1,025	866	18.4%	1,057
Other Real Estate Owned	—	—	nm	—
Nonperforming Assets	1,025	866	18.4%	1,057
Deposits	1,569,846	1,326,689	18.3%	1,400,333
Borrowings	245,310	188,361	30.2%	218,389

Book Value Per Share	$7.75	$6.85	13.0%	$7.42
Market Price Per Share	$21.12	$24.74	(14.6)%	$19.86

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$4,030,000	$2,861,000	40.9%	$2,766,000
Boston Private Bank & Trust	1,781,000	1,506,000	18.3%	1,605,000
Sand Hill Advisors - Regular Accounts	557,000	494,000	12.8%	456,000
Sand Hill Advisors - Concentrated Stock Portfolios	25,000	38,000	(34.2)%	21,000
Boston Private Value Investors	689,000	522,000	32.0%	501,000
RINET Company	743,000	587,000	26.6%	591,000
Borel Bank & Trust Company	518,000	496,000	4.4%	501,000
Less: Intercompany Subadvisory Relationship	(92,000)	—	nm	—
Total Assets Under Management	$8,251,000	$6,504,000	26.9%	$6,441,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	8.68%	9.03%	(3.9)%	9.19%
Nonperforming Loans/Total Loans	0.07%	0.07%	0.0%	0.08%
Allowance for Loan Losses/Total Loans	1.31%	1.27%	3.1%	1.31%
Allowance for Loan Losses/Non Performing Assets	1803.71%	1816.63%	(0.7)%	1613.06%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.99%	10.31%	6.6%	10.81%
Allowance for Loan Losses and Tangible Capital/ Non Performing Assets	15196.10%	14738.91%	3.1%	13309.93%
Nonperforming Assets/Total Assets	0.05%	0.05%	0.0%	0.06%

	Three Months Ended			Six Months Ended
	June 30, 2003	June 30, 2002	% Change	June 30, 2003	June 30, 2002	% Change
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$17,666	$16,340	8.1%	$34,389	$32,009	7.4%
FTE Adjustment	656	436	50.5%	1,071	906	18.2%
Net Interest Income	17,010	15,904	7.0%	33,318	31,103	7.1%
Investment Management Fees - Westfield Capital Management	6,416	4,874	31.6%	11,379	9,756	16.6%
Investment Management Fees - Boston Private Bank & Trust	2,430	2,331	4.2%	4,799	4,663	2.9%
Investment Management Fees - Sand Hill Advisors	916	1,104	(17.0)%	1,808	2,237	(19.2)%
Investment Management Fees - Boston Private Value Investors	977	950	2.8%	1,950	1,889	3.2%
Investment Management Fees - Borel Bank & Trust Company	648	605	7.1%	1,300	1,214	7.1%
Total Investment Management Fees	11,387	9,864	15.4%	21,236	19,759	7.5%
Financial Planning Fees	1,765	1,571	12.3%	3,302	3,046	8.4%
Cash Administration Fees	162	193	(16.1)%	376	414	(9.2)%
Gain on Sale of Loans	793	610	30.0%	1,584	881	79.8%
Other Fees	857	722	18.7%	1,784	1,517	17.6%
Total Fees	14,964	12,960	15.5%	28,282	25,617	10.4%
Equity in Earnings of Partnerships	55	—	nm	150	(18)	nm
Gain on Sale of Investments	444	147	202.0%	1,519	563	169.8%
Total Fees and Other Income	15,463	13,107	18.0%	29,951	26,162	14.5%
Total Revenue	32,473	29,011	11.9%	63,269	57,265	10.5%
Loan Loss Provision	770	555	38.7%	1,549	1,235	25.4%
Salaries and Benefits	14,985	12,813	17.0%	29,266	25,645	14.1%
Occupancy and Equipment	3,678	2,906	26.6%	8,970	5,425	65.3%
Professional Services	1,120	914	22.5%	2,152	1,736	24.0%
Marketing and Business Development	938	904	3.8%	1,854	1,734	6.9%
Contract Services and Processing	392	315	24.4%	853	714	19.5%
Amortization of Goodwill and Intangibles	48	5	nm	87	9	nm
Other	1,470	1,243	18.3%	3,585	2,933	22.2%
Operating Expenses	22,631	19,100	18.5%	46,767	38,196	22.4%
Income Before Taxes	9,072	9,356	(3.0)%	14,953	17,834	(16.2)%
Income Tax Expense	1,589	3,072	(48.3)%	6,390	5,767	10.8%
Net Income	$7,483	$6,284	19.1%	$8,563	$12,067	(29.0)%

	Three Months Ended			Six Months Ended
	June 30, 2003	June 30, 2002	% Change	June 30, 2003	June 30, 2002	% Change
PER SHARE DATA:

Earnings per share

Basic Earnings Per Share	$0.33	$0.28	17.9%	$0.38	$0.54	(29.6)%

Diluted Earnings Per Share	$0.32	$0.27	18.5%	$0.37	$0.52	(28.8)%

Average Common Shares Outstanding	22,659,682	22,376,940	1.3%	22,639,090	22,342,268	1.3%
Average Diluted Shares Outstanding	23,405,023	23,516,722	(0.5)%	23,348,957	23,426,970	(0.3)%

Reconciliation of GAAP EPS to Adjusted EPS (on a fully diluted basis)

Earnings per share (GAAP basis)	$0.32	$0.27	0.19	$0.37	$0.52	(28.8)%
REIT Tax Adjustment	$(0.07)	$0.00	nm	$0.06	$0.00	nm
Lease Accrual	$0.01	$0.00	nm	$0.07	$0.00	nm
Adjusted Earnings Per Share	$0.26	$0.27	(3.7)%	$0.50	$0.52	(3.8)%

Adjusted Net Income

Net Income (GAAP Basis)	$7,483	$6,284	19.1%	$8,563	$12,067	(29.0)%
REIT Tax Adjustment	$(1,641)	$0	nm	$1,438	$0	nm
Lease Accrual	$226	$0	nm	$1,544	$0	nm
Adjusted Net Income	$6,068	$6,284	(3.4)%	$11,545	$12,067	(4.3)%

Proforma Net Income and Earnings per Share under FAS 123

Net Income (GAAP Basis)	7,483	6,284	19.1%	8,563	12,067	(29.0)%
Less: Stock based Employee and Director Compensation Expense	693	577	20.1%	1,212	1,615	(25.0)%
Pro forma FAS 123 Net Income	6,790	5,707	19.0%	7,351	10,452	(29.7)%

Proforma Basic Earnings Per Share -FAS 123	$0.30	$0.26	15.4%	$0.32	$0.47	(31.9)%
Proforma Diluted Earnings Per share -FAS 123	$0.29	$0.24	20.8%	$0.31	$0.45	(31.1)%

Detailed Reconciliation of GAAP And Adjusted Earnings

	Three Months Ended June 30, 2003				Six Months Ended June 30, 2003
	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings

Revenues	$32,473	$0	$0	$32,473	$63,269	$0	$0	$63,269
Allowance for Loan Losses	770	0	0	770	1,549	0	0	1,549
Expenses	22,631	222	(347)	22,506	46,767	(244)	(2,375)	44,148
Pre-Tax Income	9,072	(222)	347	9,197	14,953	244	2,375	17,572
Income Tax Expense	1,589	1,419	121	3,129	6,390	(1,194)	831	6,027
Net Income	$7,483	$(1,641)	$226	$6,068	$8,563	$1,438	$1,544	$11,545

Diluted Earnings Per Share	$0.32	$(0.07)	$0.01	$0.26	$0.37	$0.06	$0.07	$0.50

	Three months ended June 30, 2002				Six Months Ended June 30, 2002
	GAAP Earnings	Adjustment	Adjustment	Adjusted Earnings	GAAP Earnings	Adjustment	Adjustment	Adjusted Earnings

Revenues	$29,011	$0	$0	$29,011	$57,265	$0	$0	$57,265
Allowance for Loan Losses	555	0	0	555	1,235	0	0	1,235
Expenses	19,100	0	0	19,100	38,196	0	0	38,196
Pre-Tax Income	9,356	0	0	9,356	17,834	0	0	17,834
Income Tax Expense	3,072	0	0	3,072	5,767	0	0	5,767
Net Income	$6,284	$0	$0	$6,284	$12,067	$0	$0	$12,067

Diluted Earnings Per Share	$0.27	$0.00	$0.00	$0.27	$0.52	$0.00	$0.00	$0.52

	Three Months Ended			Six Months Ended
	June 30, 2003	June 30, 2002	% Change	June 30, 2003	June 30, 2002	% Change
OPERATING RATIOS & STATISTICS:

Return on Average Equity	17.45%	16.85%	3.6%	10.05%	16.49%	(39.1)%
Return on Average Assets	1.49%	1.56%	(4.5)%	0.88%	1.53%	(42.5)%
Net Interest Margin	3.70%	4.30%	(14.0)%	3.74%	4.31%	(13.2)%
Total Fees and Other Income/Total Revenue	47.62%	45.18%	5.4%	47.34%	45.69%	3.6%
Efficiency Ratio	69.69%	65.84%	5.8%	73.92%	66.70%	10.8%
Net Loans Charged-off (recovered)	18	25	(28.0)%	—	25	(100.0)%

ADJUSTED OPERATING RATIOS:

Return on Average Equity	14.15%	16.85%	(16.0)%	13.55%	16.49%	(17.8)%
Return on Average Assets	1.21%	1.56%	(22.4)%	1.19%	1.53%	(22.2)%
Efficiency Ratio	69.31%	65.84%	5.3%	69.78%	66.70%	4.6%

	Three Months Ended			Six Months Ended
	June 30, 2003	June 30, 2002	% Change	June 30, 2003	June 30, 2002	% Change
AVERAGE BALANCE SHEET:

AVERAGE ASSETS:

Interest Bearing Cash	$716	$116	nm	$740	$126	nm
Federal Funds Sold	85,737	29,028	195.4%	79,727	28,260	182.1%
Money Market Investments	30,452	45,489	(33.1)%	30,928	53,451	(42.1)%
U.S. Treasuries and Agencies	162,842	114,771	41.9%	164,495	111,307	47.8%
Municipal Securities	177,899	101,349	75.5%	150,720	100,490	50.0%
Corporate Bonds	21,563	17,551	22.9%	17,524	20,789	(15.7)%
Mortgage-Backed Securities	1,140	1,858	(38.6)%	1,215	1,997	(39.2)%
FHLB Stock	9,101	7,154	27.2%	8,711	7,049	23.6%
Commercial Loans	755,076	570,175	32.4%	726,582	551,324	31.8%
Residential Loans	576,546	544,806	5.8%	569,852	523,597	8.8%
Home Equity and Other Consumer Loans	77,833	76,401	1.9%	78,483	77,555	1.2%
Total Earning Assets	1,898,905	1,508,698	25.9%	1,828,977	1,475,945	23.9%
Allowance for Loan Losses	(18,068)	(15,439)	17.0%	(17,727)	(15,117)	17.3%
Other Assets	131,694	116,522	13.0%	127,467	114,371	11.5%
TOTAL AVERAGE ASSETS	$2,012,531	$1,609,781	25.0%	$1,938,717	$1,575,199	23.1%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$24,093	$24,668	(2.3)%	$23,911	$23,656	1.1%
NOW Accounts	188,121	135,913	38.4%	186,406	133,486	39.6%
Money Market Accounts	843,942	628,744	34.2%	794,745	615,903	29.0%
Certificates of Deposit	245,858	252,471	(2.6)%	248,117	249,916	(0.7)%
Total Interest-Bearing Deposits	1,302,014	1,041,796	25.0%	1,253,179	1,022,961	22.5%
Federal Funds Purchased	962	1,089	(11.7)%	1,591	1,782	(10.7)%
Repurchase Agreements	78,043	48,814	59.9%	73,470	51,927	41.5%
FHLB Borrowings	166,291	127,043	30.9%	158,746	123,398	28.6%
Total Interest-Bearing Liabilities	1,547,310	1,218,742	27.0%	1,486,986	1,200,068	23.9%
Noninterest-Bearing Deposits	267,116	221,352	20.7%	254,261	206,756	23.0%
Other Liabilities	26,557	20,540	29.3%	27,064	22,030	22.9%
Total Liabilities	1,840,983	1,460,634	26.0%	1,768,311	1,428,854	23.8%
Stockholders’ Equity	171,548	149,147	15.0%	170,405	146,345	16.4%
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$2,012,531	$1,609,781	25.0%	$1,938,716	$1,575,199	23.1%

	June 30, 2003	March 31, 2003	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$2,023,973	$1,934,115	4.6%
Stockholders’ Equity	175,778	167,806	4.8%
Boston Private Bank Tangible Capital	97,461	91,205	6.9%
Borel Private Bank Tangible Capital	39,811	38,849	2.5%
Investment Securities	390,903	382,755	2.1%
Loans Held for Sale	21,440	13,978	53.4%
Commercial Loans	764,225	746,459	2.4%
Residential Mortgage Loans	574,728	551,324	4.2%
Home Equity and Other Loans	77,708	77,754	(0.1)%
Total Loans	1,416,661	1,375,537	3.0%
Allowance for Loan Losses	18,488	17,736	4.2%
Nonperforming Loans	1,025	1,806	(43.2)%
Other Real Estate Owned	—	—	nm
Nonperforming Assets	1,025	1,806	(43.2)%
Deposits	1,569,846	1,496,908	4.9%
Borrowings	245,310	236,843	3.6%
			nm
Book Value Per Share	$7.75	$7.41	4.6%
Market Price Per Share	$21.12	$14.96	41.2%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$4,030,000	$3,117,000	29.3%
Boston Private Bank & Trust	1,781,000	1,653,000	7.7%
Sand Hill Advisors - Regular Accounts	557,000	485,000	14.8%
Sand Hill Advisors - Concentrated Stock Portfolios	25,000	16,000	56.3%
Boston Private Value Investors	689,000	482,000	42.9%
RINET Company	743,000	594,000	25.1%
Borel Bank & Trust Company	518,000	514,000	0.8%
Less: intercompany subadvisory relationship	(92,000)	(45,000)	104.4%
Total Assets Under Management	$8,251,000	$6,816,000	21.1%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	8.68%	8.68%	0.0%
Nonperforming Loans/Total Loans	0.07%	0.13%	(46.2)%
Allowance for Loan Losses/Total Loans	1.31%	1.29%	1.6%
Allowance for Loan Losses/Non Performing Assets	1803.71%	982.06%	83.7%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.99%	10.74%	2.3%
Allowance for Loan Losses and Tangible Capital/ Non Performing Assets	15196.10%	8183.28%	85.7%
Nonperforming Assets/Total Assets	0.05%	0.09%	(44.4)%

	Three Months Ended
	June 30, 2003	March 31, 2003	% Change
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent basis (FTE)	$17,666	$16,722	5.6%
FTE Adjustment	656	414	58.5%
Net Interest Income	17,010	16,308	4.3%
Investment Management Fees - Westfield Capital Management	6,416	4,963	29.3%
Investment Management Fees - Boston Private Bank & Trust	2,430	2,369	2.6%
Investment Management Fees - Sand Hill Advisors	916	892	2.7%
Investment Management Fees - Boston Private Value Investors	977	973	0.4%
Investment Management Fees - Borel Bank & Trust Company	648	652	(0.6)%
Total Investment Management Fees	11,387	9,849	15.6%
Financial Planning Fees	1,765	1,537	14.8%
Cash Administration Fees	162	214	(24.3)%
Gain on Sale of Loans	793	791	0.3%
Other Fees	857	927	(7.6)%
Total Fees	14,964	13,318	12.4%
Equity in Earnings of Partnerships	55	95	(42.1)%
Gain on Sale of Investments	444	1,075	(58.7)%
Total Fees and Other Income	15,463	14,488	6.7%
Total Revenue	32,473	30,796	5.4%
Loan Loss Provision	770	778	(1.0)%

Salaries and Benefits	14,985	14,265	5.0%
Occupancy and Equipment	3,678	5,292	(30.5)%
Professional Services	1,120	1,032	8.5%
Marketing and Business Development	938	932	0.6%
Contract Services and Processing	392	461	(15.0)%
Amortization of Goodwill and Intangibles	48	39	23.1%
Other	1,470	2,115	(30.5)%
Operating Expenses	22,631	24,136	(6.2)%
Income before Taxes	9,072	5,882	54.2%
Income Tax Expense	1,589	4,801	(66.9)%
Net Income	$7,483	$1,081	nm

	Three Months Ended
	June 30, 2003	March 31, 2003	% Change
PER SHARE DATA:

Basic Earnings Per Share	$0.33	$0.05	nm

Diluted Earnings Per Share	$0.32	$0.05	nm

Average Common Shares Outstanding	22,659,682	22,618,498	0.2%

Average Diluted Shares Outstanding	23,405,023	23,298,957	0.5%

Reconciliation of GAAP EPS to Adjusted EPS (on a fully diluted basis)

Earnings per share (GAAP basis)	$0.32	$0.05	nm
REIT Tax Adjustment	$(0.07)	$0.13	(153.8)%
Lease Accrual	$0.01	$0.06	(83.3)%
Adjusted Earnings Per Share	$0.26	$0.24	8.3%

Adjusted Net Income

Net Income (GAAP)	$7,483	$1,081	nm
REIT Tax Adjustment	$(1,641)	$3,079	(153.3)%
Lease Accrual	$226	$1,318	(82.9)%
Adjusted Net Income	$6,068	$5,478	10.8%

Proforma Net Income and Earnings per share under FAS123

Net Income	7,483	1,081	nm
Less: Stock based Employee and Director Compensation Expense	693	519	33.5%
Proforma Net Income	6,790	562	nm

Proforma Basic Earnings per share	$0.30	$0.02	nm

Proforma Diluted Earnings per share	$0.29	$0.02	nm

OPERATING RATIOS & STATISTICS:

Return on Average Equity	17.45%	2.56%	nm
Return on Average Assets	1.49%	0.23%	nm
Net Interest Margin	3.70%	3.77%	(1.9)%
Total Fees and Other Income/Total Revenue	47.62%	47.05%	1.2%
Efficiency Ratio	69.69%	78.37%	(11.1)%
Net Loans charged-off (recovered)	—	93	(100.0)%

ADJUSTED OPERATING RATIOS:

Return on Average Equity	14.15%	12.98%	9.0%
Return on Average Assets	1.21%	1.17%	3.3%
Efficiency Ratio	69.31%	70.28%	(1.4)%